Exhibit 99.1

For more information contact:

AT THE COMPANY	FRB / WEBER SHANDWICK
Patrick O’Sullivan	Claire Koeneman	Joe Calabrese
Vice President, Finance and Accounting	(Analyst Info)	(General Info)
(617) 247-2200	(312) 640-6745	(212) 445-8434
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC.  RAISES APPROXIMATELY $100
MILLION IN COMMON STOCK OFFERING

BOSTON, December 16, 2003 — Heritage Property Investment Trust, Inc. (NYSE: HTG) today announced that it has completed a public offering of 3,500,000 shares of common stock at $28.27 per share, after the underwriting discount. In addition, The Prudential Insurance Company of America, our second largest stockholder, and its affiliate, PIM Foreign Investments, Inc. are selling an additional 1,935,556 shares in this offering.  The offering is being underwritten by Deutsche Bank Securities Inc. and is expected to close on December 19, 2003.

The Company and the selling stockholders have also granted Deutsche Bank Securities Inc. an over-allotment option to purchase an additional 815,333 shares of common stock.

The Company’s largest stockholder, Net Realty Holding Trust, a subsidiary of The New England Teamsters and Trucking Industry Pension Fund, has agreed to purchase approximately 1,400,000 shares, or approximately 40% of the shares being offered, pursuant to a contractual right Heritage granted to Net Realty Holding Trust to permit it to maintain its ownership percentage in the Company.  Net Realty Holding Trust will purchase the shares on the same terms and conditions as other purchasers.

The net proceeds to the Company from the offering, after deducting estimated offering expenses, will be approximately $100 million.   Heritage intends to use the net proceeds of the offering to repay indebtedness incurred by the Company in connection with its recent acquisition of eight properties from the Trademark Property Company.  Heritage acquired these eight properties for a purchase price of approximately $160 million.  On October 16, 2003, the Company completed the acquisition of five of these properties, and on November 19, 2003, Heritage completed the acquisition of the three remaining properties.

The shares are being offered through a prospectus supplement under the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission.  This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Copies of the prospectus supplement relating to these securities may be obtained when available from Deutsche Banc Securities Inc., 60 Wall Street, 10th Floor, New York, New York, 10005.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG”.  Heritage acquires, owns, manages, leases and redevelops primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States.  As of September 30, 2003, the Company had a portfolio consisting principally of 154 shopping centers, located in 27 states and totaling 31.3 million square feet of total gross leasable area, of which 26.3 million square feet is company-owned gross leasable area.  The Company’s shopping center portfolio was 92.1% leased as of September 30, 2003.

Heritage is headquartered in Boston Massachusetts and has an additional 16 regional offices located in the Eastern and Midwestern United States.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.  You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect actual results.  The factors that could cause actual results to differ materially from current expectations include the financial performance and operations of the Company’s shopping centers, including the Company’s tenants, real estate conditions, current and future bankruptcies of the Company’s tenants, execution of shopping center redevelopment programs, the Company’s ability to finance the Company’s operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission.  The forward-looking statements contained herein represent the Company’s judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.